Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statement File Nos. 333-60135, 333-44562, 333-80931 and 333-53083.

/S/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 27, 2002